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                                                                    EXHIBIT 10.3

                         CORPORATE OPPORTUNITY AGREEMENT


     CORPORATE OPPORTUNITY AGREEMENT made and entered into this 27th day of May, 1999 (the "Agreement"), by and between Larry J. Winget ("Winget") and The Huntington National Bank, as Indenture Trustee (the "Trustee").

     WHEREAS, Venture Holdings Trust (the "Trust"), Vemco, Inc., Venture Industries Corporation, Venture Mold and Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Venture Holdings Company LLC, Experience Management LLC, Venture Europe Inc., and Venture EU Corporation (each a "Guarantor" and together, the "Guarantors"), and the Trustee have entered into a Senior Subordinated Note indenture and a Senior Note Indenture, dated as of May 27, 1999 (the "Indentures").

     WHEREAS, in connection with the execution of the Indentures and the issuance of the 12% Senior Subordinated Notes due 2007 and the 11% Senior Notes due 2009 (the "Securities") thereunder, Winget has agreed to enter into this Agreement for the benefit of the Holders.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Covenant Of Winget. Winget agrees that if any corporate opportunity, business opportunity, proposed transaction, acquisition, disposition, participation, interest, or other opportunity to acquire an interest in any business or prospect in the same business or in any business reasonably related to the business of the Trust or its successor under the Indentures, the Guarantors or any of their Subsidiaries or in any machinery or equipment useful in the business of the Trust or its successor under the Indentures, the Guarantors or any of their Subsidiaries (a "Business Opportunity") comes to his attention or shall be made available to him or any of his Affiliates, a complete and accurate description of such Business Opportunity, including all of the terms and conditions thereof and the identity of all other Persons involved in the Business Opportunity, shall be promptly presented in writing to the Board of Directors of the Trust or its successor under the Indentures and each of the Guarantors and the Fairness Committee of the Trust or its successor under the Indentures and each of the Guarantors, and the Trust or its successor under the Indentures and each Guarantor shall be entitled to pursue and take advantage of such Business Opportunity, either directly or through a Wholly Owned Subsidiary, and Winget shall not, nor shall any of his Affiliates (other than the Trust, its successor under the Indentures, or any Wholly Owned Subsidiary of the Trust or its successor under the Indentures), pursue or take advantage of a Business Opportunity unless majorities of the Board of Directors of the Trust or its successor under the Indentures and each of the Guarantors and the Fairness Committee of the Trust or its successor under the Indenture and each of the Guarantors (including majorities of each Guarantor's disinterested directors, if any, and Independent members of the Fairness Committee) have determined that it is not in the interests of the Trust, its successor under the Indentures, or the Guarantor to pursue or take advantage of such Business Opportunity; provided, however, that (1) a Business Opportunity may be made available to Nova
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Corporation ("Nova") prior to and to the exclusion of its being made available to the Trust or its successor under the Indentures and the Guarantors if the Trust or its successor under the Indentures and the Guarantors shall have delivered to the Indenture Trustee an opinion of independent counsel in the United States to the effect that making such Business Opportunity available to the Trust or its successor under the Indentures prior to its being made available to Nova would be illegal and (2) this Agreement shall not restrict Nova's ability to compete with the Trust or its successor under the Indentures and the Guarantors for a Business Opportunity if the Trust or its successor under the Indentures and the Guarantors shall have delivered to the Indenture Trustee an opinion of independent counsel in the United States to the effect that such restriction would be illegal. Notwithstanding the foregoing, Business Opportunities (1) relating to the purchase of machinery and equipment or real estate and not constituting a Business within the meaning of Section 11-01(d) of Regulation S-X of the Commission or (2) relating to the sale of goods and services by an Affiliate in the ordinary course of its business as conducted as of the date of the Indentures shall not be subject to the Corporate Opportunity Agreement.

     2. Amending Agreement. This Agreement shall not be amended, modified or in any way altered without the consent of the Holders of not less than a majority in aggregate principal amount of each of the Senior Notes and Senior Subordinated Notes, by Act of said Holders delivered to the Trust or its successor under the Indentures, each Guarantor, and the Indenture Trustee.

     3. Construction. All capitalized terms used herein that are defined in, or by reference in, the Indentures, shall have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

     IN WITNESS WHEREOF, the parties have signed and executed this Agreement as of the 27th day of May, 1999.


                                           LARRY J. WINGET

                                           By:          Larry J. Winget
                                                       by Paul Lieberman
                                               --------------------------------
                                               Paul Lieberman, Signing as Agent


                                           THE HUNTINGTON NATIONAL BANK,
                                           as Indenture Trustee


                                           By:        /s/ Ruth F. Sowers
                                               --------------------------------
                                               Name:  Ruth F. Sowers
                                               Title: Authorized Signer


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